Service Properties Trust First Quarter 2024 Financial Results and Supplemental Information May 7, 2024 Exhibit 99.2The Royal Sonesta Boston Cambridge, MA

2 Table of Contents QUARTERLY RESULTS Service Properties Trust Announces First Quarter 2024 Financial Results .................................................................................................................................................. 4 First Quarter 2024 Highlights ... 5 FINANCIALS Key Financial Data ... 7 Condensed Consolidated Statements of Income (Loss) ................................................................................................................................................................................. 8 Condensed Consolidated Balance Sheets ... 9 Debt Summary ... 10 Debt Maturity Schedule ... 11 Leverage Ratios, Coverage Ratios and Debt Covenants ................................................................................................................................................................................ 12 Capital Expenditures Summary ... 13 Property Acquisitions and Dispositions ... 14 PORTFOLIO INFORMATION Portfolio Summary ... 16 Consolidated Portfolio Diversification by Industry ........................................................................................................................................................................................... 17 Consolidated Portfolio by Geographical Diversification ................................................................................................................................................................................ 18 Hotel Portfolio by Brand ... 19 Hotel Operating Statistics by Service Level - Comparable Hotels - Three Months Ended March 31, 2024 ......................................................................................... 20 Hotel Operating Statistics by Service Level - All Hotels - Three Months Ended March 31, 2024 ........................................................................................................... 21 Net Lease Portfolio by Brand ... 22 Net Lease Portfolio by Industry ... 23 Net Lease Portfolio by Tenant (Top 10) ... 24 Net Lease Portfolio - Expiration Schedule ... 25 Net Lease Portfolio - Occupancy Summary ....................................................................................................................................................................................................... 26 APPENDIX Company Profile and Research Coverage ... 28 Governance Information ... 29 Calculation of FFO and Normalized FFO ... 30 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre ............................................................................................................................................................................ 31 Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels ....................................................................................................................................................... 32 Calculation and Reconciliation of Hotel EBITDA - All Hotels.......................................................................................................................................................................... 33 Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA ... 34 Non-GAAP Financial Measures and Certain Definitions ................................................................................................................................................................................. 35 WARNING CONCERNING FORWARD-LOOKING STATEMENTS .............................................................................................................................................................................................. 37 SVC Nasdaq Listed Trading Symbols: Common Shares: SVC Investor Relations Contact: Stephen Colbert, Director (617) 231-3223 scolbert@svcreit.com ir@svcreit.com Corporate Headquarters: Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts 02458-1634 www.svcreit.com All amounts in this presentation are unaudited. Additional information and reconciliations of Non-GAAP Financial Measures to amounts determined in accordance with U.S. GAAP appear in the Appendix to this presentation. Please refer to Non-GAAP Financial Measures and Certain Definitions for terms used throughout this presentation.

3RETURN TO TABLE OF CONTENTS Quarterly Results

4RETURN TO TABLE OF CONTENTS Newton, MA (May 7, 2024): Service Properties Trust (Nasdaq: SVC) today announced its financial results for the quarter ended March 31, 2024. Dividend: SVC declared a quarterly distribution on its common shares of $0.20 per share to shareholders of record as of the close of business on April 22, 2024. This distribution will be paid on or about May 16, 2024. Conference Call: A conference call to discuss SVC’s first quarter results will be held on Wednesday, May 8, 2024 at 10:00 a.m. Eastern Time. The conference call may be accessed by dialing (877) 329-3720 or (412) 317-5434 (if calling from outside the United States and Canada); a pass code is not required. A replay will be available for one week by dialing (877) 344-7529; the replay pass code is 4164628. A live audio webcast of the conference call will also be available in a listen only mode on SVC’s website, at www.svcreit.com. The archived webcast will be available for replay on SVC’s website after the call. The transcription, recording and retransmission in any way of SVC’s first quarter conference call are strictly prohibited without the prior written consent of SVC. About Service Properties Trust: SVC is a real estate investment trust, or REIT, with over $11 billion invested in two asset categories: hotels and service-focused retail net lease properties. As of March 31, 2024, SVC owned 220 hotels with over 37,000 guest rooms throughout the United States and in Puerto Rico and Canada, the majority of which are extended stay and select service. As of March 31, 2024, SVC also owned 749 service-focused retail net lease properties with over 13.3 million square feet throughout the United States. SVC is managed by The RMR Group (Nasdaq: RMR), a leading U.S. alternative asset management company with over $41 billion in assets under management as of March 31, 2024 and more than 35 years of institutional experience in buying, selling, financing and operating commercial real estate. SVC is headquartered in Newton, MA. For more information, visit www.svcreit.com. Service Properties Trust Announces First Quarter 2024 Financial Results "SVC’s first quarter performance reflected typical seasonality patterns and the impact from our ongoing renovation program in our hotel portfolio. Top-line improvement occurred in our full-service hotels, led by group and contract demand, which was offset by softening in transient and business travel across our select service portfolio. With both our hotel renovation program and the planned disposition of our 22 non-strategic hotels well underway, SVC is positioning its lodging portfolio for long-term success." Todd Hargreaves, President and Chief Investment Officer

5RETURN TO TABLE OF CONTENTS First Quarter 2024 Highlights Financial Results • Net loss of $78.4 million, or $0.48 per common share. • Normalized FFO of $21.1 million, or $0.13 per common share. • Adjusted EBITDAre of $115.5 million. Portfolio Update • Hotel RevPAR of $78.69. • Hotel EBITDA of $28.9 million. • Net Lease occupancy of 97.3% as of March 31, 2024. • Net Lease rent coverage of 2.37x. Investment Activity • Sold one hotel with 84 rooms for a sales price of $3.3 million, excluding closing costs, and three net lease properties with an aggregate of 34,849 square feet for an aggregate sales price of $2.9 million, excluding closing costs. • As of May 3, 2024, SVC has entered into an agreement to sell one net lease property with 3,381 square feet for a sale price of $1.3 million, excluding closing costs.

6RETURN TO TABLE OF CONTENTS Financials

7RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Selected Income Statement Data: Total revenues $ 436,250 $ 444,050 $ 496,825 $ 503,779 $ 429,209 Net (loss) income $ (78,383) $ (43,323) $ (4,128) $ (11,278) $ 25,950 FFO $ 21,104 $ 51,316 $ 91,731 $ 93,751 $ 35,894 Normalized FFO $ 21,106 $ 50,036 $ 92,109 $ 95,127 $ 37,146 Adjusted EBITDAre $ 115,548 $ 141,154 $ 175,328 $ 185,324 $ 116,841 Per Common Share Data (basic and diluted): Net (loss) income $ (0.48) $ (0.26) $ (0.03) $ (0.07) $ 0.16 FFO $ 0.13 $ 0.31 $ 0.56 $ 0.57 $ 0.22 Normalized FFO $ 0.13 $ 0.30 $ 0.56 $ 0.58 $ 0.23 Dividend Data: Annualized dividends paid per share during the period $ 0.80 $ 0.80 $ 0.80 $ 0.80 $ 0.80 Annualized dividend yield (at end of period) 11.8% 9.4% 10.4% 9.2% 8.0 % Annualized Normalized FFO payout ratio 153.8% 66.7% 35.7% 34.5% 87.0 % Selected Balance Sheet Data: Total gross assets $ 10,469,518 $ 10,537,913 $ 10,733,398 $ 10,715,669 $ 10,505,429 Total assets $ 7,231,519 $ 7,356,116 $ 7,604,311 $ 7,649,651 $ 7,482,166 Total liabilities $ 6,116,850 $ 6,129,983 $ 6,302,361 $ 6,310,576 $ 6,100,261 Total shareholders’ equity $ 1,114,669 $ 1,226,133 $ 1,301,950 $ 1,339,075 $ 1,381,905 (dollars in thousands, except per share data) Key Financial Data Sonesta ES Suites Fort Lauderdale, FL As of 3/31/2024 Capitalization: Total common shares (at end of period) 165,768,058 Closing price (at end of period) $ 6.78 Equity market capitalization (at end of period) $ 1,123,907 Debt (principal balance) 5,633,079 Total market capitalization $ 6,756,986 Liquidity: Cash and cash equivalents $ 71,287 Available borrowings under secured revolving credit facility (1) 650,000 Total liquidity $ 721,287 (1) Availability under SVC's revolving credit facility is subject to meeting ongoing minimum performance and market values of the collateral properties, satisfying certain financial covenants and other credit facility conditions.

8RETURN TO TABLE OF CONTENTS Three Months Ended March 31, 2024 2023 Revenues: Hotel operating revenues (1) $ 336,236 $ 334,796 Rental income (2) 100,014 94,413 Total revenues 436,250 429,209 Expenses: Hotel operating expenses (1)(3) 305,086 299,566 Net lease operating expenses 4,723 3,905 Depreciation and amortization 93,107 100,039 General and administrative 10,506 10,911 Transaction related costs (4) — 887 Loss on asset impairment (5) 2,451 — Total expenses 415,873 415,308 (Loss) gain on sale of real estate, net (6) (2,963) 41,898 Gain on equity securities, net — 49,430 Interest income 1,962 2,786 Interest expense (including amortization of debt issuance costs, discounts and premiums of $7,226 and $5,232, respectively) (91,414) (81,580) Loss on early extinguishment of debt (7) — (44) (Loss) income before income tax (expense) benefit and equity in losses of an investee (72,038) 26,391 Income tax (expense) benefit (1,007) 3,780 Equity in losses of an investee (5,338) (4,221) Net (loss) income $ (78,383) $ 25,950 Weighted average common shares outstanding (basic and diluted) 165,158 164,867 Net (loss) income per common share (basic and diluted) $ (0.48) $ 0.16 (amounts in thousands, except per share data) Condensed Consolidated Statements of Income (Loss) See accompanying notes on page 34.

9RETURN TO TABLE OF CONTENTS Condensed Consolidated Balance Sheets March 31, December 31, 2024 2023 ASSETS Real estate properties: Land $ 1,968,963 $ 1,972,145 Buildings, improvements and equipment 7,846,174 7,814,192 Total real estate properties, gross 9,815,137 9,786,337 Accumulated depreciation (3,237,999) (3,181,797) Total real estate properties, net 6,577,138 6,604,540 Acquired real estate leases and other intangibles, net 124,573 130,622 Assets held for sale 8,700 10,500 Cash and cash equivalents 71,287 180,119 Restricted cash 16,039 17,711 Equity method investment 111,014 113,304 Due from related persons 21,400 6,376 Other assets, net 301,368 292,944 Total assets $ 7,231,519 $ 7,356,116 LIABILITIES AND SHAREHOLDERS' EQUITY Revolving credit facility $ — $ — Senior secured notes, net 969,039 968,017 Senior unsecured notes, net 3,995,757 3,993,327 Mortgage notes payable, net 561,349 558,876 Accounts payable and other liabilities 580,268 587,005 Due to related persons 10,437 22,758 Total liabilities 6,116,850 6,129,983 Commitments and contingencies Shareholders’ equity: Common shares of beneficial interest, $.01 par value; 200,000,000 shares authorized; 165,768,058 and 165,769,595 shares issued and outstanding, respectively 1,658 1,658 Additional paid in capital 4,557,890 4,557,473 Cumulative other comprehensive income 1,974 2,318 Cumulative net income 2,392,117 2,470,500 Cumulative common distributions (5,838,970) (5,805,816) Total shareholders’ equity 1,114,669 1,226,133 Total liabilities and shareholders’ equity $ 7,231,519 $ 7,356,116 (dollars in thousands, except per share data) The Yorkville Royal Sonesta Toronto, ON

Debt Summary

SERVICE PROPERTIES TRUST

As of March 31, 2024
(dollars in thousands)

	Weighted Average Interest Rate	Principal Balance	Maturity Date	Due at Maturity	Years to Maturity
Floating Rate Debt:					
$650,000 revolving credit facility [1][2]	7.840 %	$ –	6/29/27	$ –	3.2
Secured Fixed Rate Debt:					
Net lease mortgage notes [3]	5.600 %	608,079	2/20/28	600,576	3.9
Senior secured notes due 2031 [4][5]	8.625 %	1,000,000	11/15/31	1,000,000	7.6
Subtotal / weighted average	7.481 %	1,608,079		1,600,576	6.2
Unsecured Fixed Rate Debt:					
Senior unsecured notes due 2025	4.500 %	350,000	3/15/25	350,000	1.0
Senior unsecured notes due 2025 [5]	7.500 %	800,000	9/15/25	800,000	1.5
Senior unsecured notes due 2026	5.250 %	350,000	2/15/26	350,000	1.9
Senior unsecured notes due 2026	4.750 %	450,000	10/1/26	450,000	2.5
Senior unsecured notes due 2027	4.950 %	400,000	2/15/27	400,000	2.9
Senior unsecured notes due 2027 [5]	5.500 %	450,000	12/15/27	450,000	3.7
Senior unsecured notes due 2028	3.950 %	400,000	1/15/28	400,000	3.8
Senior unsecured notes due 2029	4.950 %	425,000	10/1/29	425,000	5.5
Senior unsecured notes due 2030	4.375 %	400,000	2/15/30	400,000	5.9
Subtotal / weighted average	5.326 %	4,025,000		4,025,000	3.1
Total / weighted average [6]	5.942 %	$ 5,633,079		$ 5,625,576	4.0

(1) SVC is required to pay interest at a rate of SOFR plus a premium, which was 250 basis points per annum as of March 31, 2024. SVC also pays an unused commitment fee of 20 to 30 basis points per annum based on amounts outstanding under its revolving credit facility. Subject to the payment of an extension fee and meeting certain other conditions, SVC may extend the maturity date of its revolving credit facility by two additional six month periods.
(2) SVC has provided equity pledges on certain of its property owning subsidiaries and provided first mortgage liens on 69 properties owned by the pledged subsidiaries to secure its obligations under the credit agreement governing its revolving credit facility. In February 2024, SVC added three additional properties as collateral under the credit agreement.
(3) These notes are secured by 308 net lease properties and are prepayable without penalty 24 months prior to the expected maturity date.
(4) These notes are secured by first-priority liens on the equity interests of subsidiaries owning 70 travel centers leased to TravelCenters of America Inc., or TA, pursuant to two master leases.
(5) These notes are guaranteed by certain of SVC's subsidiaries.
(6) The carrying value of SVC's total debt of $5,526,145 as of March 31, 2024 is net of unamortized discounts and premiums and certain issuance costs totaling $106,934.

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11RETURN TO TABLE OF CONTENTS $1,150,000 $800,000 $850,000 $400,000 $425,000 $400,000 $1,468 $1,958 $1,958 $1,958 $600,737 $1,000,000 Unsecured Fixed Rate Debt Secured Fixed Rate Debt Revolving Credit Facility 2024 2025 2026 2027 2028 2029 2030 2031 $0 $250,000 $500,000 $750,000 $1,000,000 $1,250,000 Debt Maturity Schedule As of March 31, 2024 (1) (1) SVC's net lease mortgage notes are partially amortizing and require balloon payments at maturity. These notes are prepayable without penalty 24 months prior to the expected maturity date. (2) As of March 31, 2024, SVC had no amounts outstanding under its $650,000 revolving credit facility. (2) (dollars in thousands) 1093 Blowing Rock Road Boone, NC Secured vs. Unsecured Debt Secured 28.5% Unsecured 71.5%

12RETURN TO TABLE OF CONTENTS As of and For the Trailing Twelve Months Ended 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Leverage Ratios: Net debt / total gross assets 53.1% 51.8% 50.2% 50.2% 53.6 % Net debt / gross book value of real estate assets and cash and cash equivalents 56.3% 54.7% 53.1% 53.1% 57.9 % Secured debt / total assets 22.1% 21.7% 7.9% 8.1% 8.2 % Variable rate debt / net debt — % — % — % — % — % Coverage Ratios: Rolling four-quarter Adjusted EBITDAre / rolling four-quarter interest expense 1.8x 1.8x 1.9x 1.9x 1.9x Net debt / rolling four-quarter Adjusted EBITDAre 9.0x 8.8x 8.6x 8.6x 9.0x As of and For the Trailing Twelve Months Ended 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Senior Note Debt Covenants: Maintenance Covenant: Total unencumbered assets / unsecured debt - required minimum 150% 177.5% 183.2% 163.2% 163.9% 157.1 % Incurrence Covenants: Total debt / adjusted total assets - allowable maximum 60.0% 52.9% 52.4% 53.2% 53.1% 54.8 % Secured debt / adjusted total assets - allowable maximum 40.0% 15.1% 15.0% 5.6% 5.6% 5.8 % Consolidated income available for debt service / debt service - required minimum 1.50x 1.78x 1.79x 2.02x 1.97x 1.90x Leverage Ratios, Coverage Ratios and Debt Covenants 622 Fair Road Statesboro, GA

13RETURN TO TABLE OF CONTENTS For the Three Months Ended 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Capital Expenditures: Hotel capital improvements & FF&E Reserve fundings (1) $ 68,340 $ 105,289 $ 63,948 $ 41,043 $ 21,773 Net lease capital improvements 442 499 769 1,704 505 Lease related costs 69 238 267 11 67 Total capital improvements & FF&E Reserve fundings $ 68,851 $ 106,026 $ 64,984 $ 42,758 $ 22,345 (1) Includes amounts SVC funded into its FF&E Reserves and amounts directly reimbursed to its hotel managers for capital expenditures. (dollars in thousands) Capital Expenditures Summary Royal Sonesta Chicago Downtown Chicago, IL

14RETURN TO TABLE OF CONTENTS ACQUISITIONS: Quarter Acquired Properties Property Type Brand Location Rooms or Suites Purchase Price (1) Average Purchase Price per Room or Suite SVC has not acquired any properties since January 1, 2024. DISPOSITIONS: Quarter Disposed Properties Property Type Brand Location Rooms or Suites / Square Footage Sales Price (1) Average Sales Price per Room or Suite / Square Foot Q1 2024 1 Net Lease Vacant IL 4,100 $ 257 $ 63 1 Net Lease Vacant MI 1,110 100 90 1 Hotel Country Inn & Suites® by Radisson MN 84 3,315 39,464 1 Net Lease Vacant IL 29,639 2,575 87 4 84 / 34,849 $ 6,247 $39,464 / $84 Property Acquisitions and Dispositions Since January 1, 2024 (dollars in thousands, except per room or suite data) (1) Represents cash purchase or sale price, as applicable, and excludes closing related costs. Nautilus Sonesta Miami Beach, FL

15RETURN TO TABLE OF CONTENTS Portfolio Information

16RETURN TO TABLE OF CONTENTS Portfolio Composition Net Lease Properties 44.2% Hotels 55.8% Number of Properties Hotel Properties 220 Number of hotel rooms 37,697 Net Lease Properties 749 Net lease square feet 13,384,219 Total Properties 969 Average hotel property size 171 rooms Average net lease property size 17,869 sq. ft. Investments Diversification Facts Hotels $ 6,370,776 Tenants/Operators 181 Net Lease Properties 5,049,288 Brands 146 Total Investments $ 11,420,064 Industries 22 States 46 Geographical Diversification CA 12% TX 8% FL 6% IL 6% GA 6% AZ 4% OH 4%LA 3% PA 3% MO 3% Other 45% (36 States, DC, PR, ON) Portfolio Summary As of March 31, 2024 (dollars in thousands) (1) Based on investment. (1) (1) Royal Sonesta New Orleans New Orleans, LA

Consolidated Portfolio Diversification by Industry

SERVICE PROPERTIES TRUST

As of March 31, 2024
(dollars in thousands)

	Industry	No. of Properties	Rooms / Square Footage		Investments	Percent of Total Investment
1.	Hotels	220	37,697	$	6,370,776	55.8%
2.	Travel Centers	178	5,099,794		3,311,787	29.1%
3.	Restaurants - Quick Service	211	705,566		285,625	2.6%
4.	Health and Fitness	13	873,258		186,365	1.6%
5.	Restaurants - Casual Dining	53	494,410		186,183	1.6%
6.	Movie Theaters	15	785,344		139,565	1.2%
7.	Grocery Stores	19	1,020,819		129,152	1.1%
8.	Home Goods and Leisure	20	700,906		121,128	1.1%
9.	Medical, Dental Office	71	410,171		116,991	1.0%
10.	Automotive Equipment and Services	64	463,492		107,054	0.9%
11.	Automotive Dealers	8	177,433		62,656	0.5%
12.	Entertainment	4	199,853		61,436	0.5%
13.	General Merchandise Stores	4	381,193		55,457	0.5%
14.	Educational Services	8	213,755		54,759	0.5%
15.	Building Materials	29	465,283		33,747	0.3%
16.	Car Washes	6	50,831		30,798	0.3%
17.	Miscellaneous Manufacturing	5	538,932		24,156	0.2%
18.	Sporting Goods	3	120,847		17,742	0.2%
19.	Drug Stores and Pharmacies	6	58,048		17,111	0.1%
20.	Legal Services	5	25,429		11,362	0.1%
21.	Dollar Stores	3	27,593		2,971	–%
22.	Other	4	101,423		14,296	0.1%
23.	Vacant	20	469,839		78,947	0.7%
	Total	969	37,697 / 13,384,219	$	11,420,064	100.0%


Royal Sonesta Kaua`i Resort
Lihue, HI

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18RETURN TO TABLE OF CONTENTS Investments State Total Property Count Hotel Count Net Lease Count Total % of Total Hotel Hotel % of Total Net Lease Net Lease % of Total California 58 36 22 $ 1,424,793 12.4% $ 1,151,728 18.1% $ 273,065 5.4 % Texas 75 20 55 890,026 7.8% 377,946 5.9% 512,080 10.1 % Florida 58 12 46 707,261 6.2% 461,022 7.2% 246,239 4.9 % Illinois 64 10 54 703,052 6.2% 420,272 6.6% 282,780 5.6 % Georgia 89 16 73 680,203 6.0% 412,172 6.5% 268,031 5.3 % Arizona 39 14 25 483,227 4.2% 234,657 3.7% 248,570 4.9 % Ohio 44 5 39 454,532 4.0% 124,907 2.0% 329,625 6.5 % Louisiana 15 3 12 383,168 3.4% 251,463 3.9% 131,705 2.6 % Pennsylvania 33 5 28 339,455 3.0% 135,339 2.1% 204,116 4.0 % Missouri 29 4 25 286,809 2.5% 157,659 2.5% 129,150 2.6 % Top 10 504 125 379 6,352,526 55.7% 3,727,165 58.5% 2,625,361 51.9 % Other (1) 465 95 370 5,067,538 44.3% 2,643,611 41.5% 2,423,927 48.1 % Total 969 220 749 $ 11,420,064 100.0% $ 6,370,776 100.0% $ 5,049,288 100.0% (1) Consists of properties in 36 different states, the District of Columbia, Puerto Rico and Ontario, Canada with an average investment of $10,898 per property. Consolidated Portfolio by Geographic Diversification As of March 31, 2024 (dollars in thousands) Royal Sonesta Harbor Court Baltimore, MD

19RETURN TO TABLE OF CONTENTS Brand Service Level Chain Scale Number of Hotels Percent of Total Number of Hotels Number of Rooms or Suites Percent of Total Number of Rooms or Suites Investment Percent of Total Hotel Investment Investment Per Room or Suite Royal Sonesta Hotels® Full Service Upper Upscale 17 7.7% 5,663 15.0% $ 1,900,133 29.8% $ 335,535 Sonesta Hotels & Resorts® Full Service Upscale 23 10.5% 7,403 19.7% 1,382,771 21.7% 186,785 Sonesta ES Suites® Extended Stay Upper Midscale 60 27.2% 7,643 20.4% 1,138,837 17.9% 149,004 Sonesta Select® Select Service Upscale 44 20.0% 6,427 17.0% 697,797 11.0% 108,573 Sonesta Simply Suites® Extended Stay Midscale 51 23.2% 6,464 17.1% 595,032 9.3% 92,053 Hyatt Place® Select Service Upscale 17 7.7% 2,107 5.6% 314,574 4.9% 149,299 Radisson® Hotels & Resorts Full Service Upscale 5 2.3% 1,149 3.0% 171,087 2.7% 148,901 Crowne Plaza® Full Service Upscale 1 0.5% 495 1.3% 124,276 2.0% 251,063 Country Inn & Suites® by Radisson Full Service Upper Midscale 2 0.9% 346 0.9% 46,269 0.7% 133,725 Total / Average Hotels 220 100.0% 37,697 100.0% $ 6,370,776 100.0% $ 169,000 Hotel Portfolio by Brand As of March 31, 2024 (dollars in thousands, except per room or suite data)

Hotel Operating Statistics by Service Level - Comparable Hotels

SERVICE PROPERTIES TRUST

				Occupancy Three Months Ended March 31,			ADR Three Months Ended March 31,			RevPAR Three Months Ended March 31,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2024	2023	Change	2024	2023	Change	2024	2023	Change
Sonesta Hotels & Resorts®	Full Service	22	7,153	54.5 %	56.9 %	(2.4) pts	$ 152.67	$ 152.38	0.2 %	$ 83.16	$ 86.72	(4.1)%
Royal Sonesta Hotels®	Full Service	17	5,663	50.7 %	47.3 %	3.4 pts	236.71	238.96	(0.9)%	120.10	112.96	6.3 %
Radisson® Hotels & Resorts	Full Service	5	1,149	60.5 %	65.4 %	(4.9) pts	151.08	152.87	(1.2)%	91.40	100.04	(8.6)%
Crowne Plaza®	Full Service	1	495	64.6 %	58.4 %	6.2 pts	148.98	139.80	6.6 %	96.17	81.70	17.7 %
Country Inn & Suites® by Radisson	Full Service	2	346	60.3 %	59.1 %	1.2 pts	134.86	128.97	4.6 %	81.29	76.18	6.7 %
Full Service Total / Average		47	14,806	54.0 %	54.0 %	– pts	182.12	180.68	0.8 %	98.31	97.49	0.8 %
Sonesta Select®	Select Service	44	6,427	49.5 %	51.1 %	(1.6) pts	114.56	118.88	(3.6)%	56.72	60.78	(6.7)%
Hyatt Place®	Select Service	17	2,107	47.5 %	63.9 %	(16.4) pts	119.88	124.44	(3.7)%	56.91	79.56	(28.5)%
Select Service Total / Average		61	8,534	49.0 %	54.3 %	(5.3) pts	115.83	120.50	(3.9)%	56.77	65.42	(13.2)%
Sonesta ES Suites®	Extended Stay	60	7,643	64.3 %	63.5 %	0.8 pts	123.12	128.10	(3.9)%	79.16	81.33	(2.7)%
Sonesta Simply Suites®	Extended Stay	50	6,366	61.3 %	64.4 %	(3.1) pts	88.10	90.85	(3.0)%	54.02	58.49	(7.6)%
Extended Stay Total / Average		110	14,009	62.9 %	63.9 %	(1.0) pts	107.62	111.16	(3.2)%	67.74	71.02	(4.6)%
Comparable Hotels Total / Average		218	37,349	56.2 %	57.8 %	(1.6) pts	$ 137.61	$ 138.81	(0.9)%	$ 77.35	$ 80.18	(3.5)%

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

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Hotel Operating Statistics by Service Level - All Hotels[1]

SERVICE PROPERTIES TRUST

				Occupancy			ADR			RevPAR		
				Three Months Ended March 31,			Three Months Ended March 31,			Three Months Ended March 31,		
Brand	Service Level	No. of Hotels	No. of Rooms or Suites	2024	2023	Change	2024	2023	Change	2024	2023	Change
Sonesta Hotels & Resorts®	Full Service	23	7,403	55.4 %	57.2 %	(1.8) pts	$ 163.37	$ 163.09	0.2 %	$ 90.45	$ 93.31	(3.1)%
Royal Sonesta Hotels®	Full Service	17	5,663	50.7 %	47.3 %	3.4 pts	236.71	238.96	(0.9)%	120.10	112.96	6.3 %
Radisson® Hotels & Resorts	Full Service	5	1,149	60.5 %	65.4 %	(4.9) pts	151.08	152.87	(1.2)%	91.40	100.04	(8.6)%
Crowne Plaza®	Full Service	1	495	64.6 %	58.4 %	6.2 pts	148.98	139.80	6.6 %	96.17	81.70	17.7 %
Country Inn & Suites® by Radisson	Full Service	2	346	60.3 %	59.1 %	1.2 pts	134.86	128.97	4.6 %	81.29	76.18	6.7 %
Full Service Total / Average		48	15,056	54.4 %	54.2 %	0.2 pts	186.74	185.60	0.6 %	101.65	100.51	1.1 %
Sonesta Select®	Select Service	44	6,427	49.5 %	51.1 %	(1.6) pts	114.56	118.88	(3.6)%	56.72	60.78	(6.7)%
Hyatt Place®	Select Service	17	2,107	47.5 %	63.9 %	(16.4) pts	119.88	124.44	(3.7)%	56.91	79.56	(28.5)%
Select Service Total / Average		61	8,534	49.0 %	54.3 %	(5.3) pts	115.83	120.50	(3.9)%	56.77	65.42	(13.2)%
Sonesta ES Suites®	Extended Stay	60	7,643	64.3 %	63.5 %	0.8 pts	123.12	128.10	(3.9)%	79.16	81.33	(2.7)%
Sonesta Simply Suites®	Extended Stay	51	6,464	60.7 %	63.7 %	(3.0) pts	88.10	90.85	(3.0)%	53.50	57.91	(7.6)%
Extended Stay Total / Average		111	14,107	62.7 %	63.6 %	(0.9) pts	107.62	111.16	(3.2)%	67.44	70.71	(4.6)%
All Hotels Total / Average		220	37,697	56.3 %	57.7 %	(1.4) pts	$ 139.83	$ 140.96	(0.8)%	$ 78.69	$ 81.36	(3.3)%

All operating data presented are based upon the operating results provided by SVC's managers for the indicated periods. SVC has not independently verified its managers' operating data.

(1) Includes results of all hotels owned as of March 31, 2024. Excludes the results of hotels sold during the periods presented and includes data for one hotel for periods prior to when SVC acquired it.

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21

Net Lease Portfolio by Brand

SERVICE PROPERTIES TRUST

As of March 31, 2024
(dollars in thousands)

	Brand	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	TravelCenters of America Inc.	131	3,683,923	$ 2,254,950	44.7 %	$ 173,327	46.2 %	1.75x [1]
2.	Petro Stopping Centers	44	1,367,802	1,015,156	20.1 %	80,673	21.5 %	1.75x [1]
3.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.1 %	6.20x
4.	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	2.35x
5.	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	3.25x
6.	Heartland Dental	59	234,274	61,120	1.2 %	4,699	1.3 %	4.41x
7.	Norms	10	63,490	53,673	1.1 %	3,759	1.0 %	3.40x
8.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	4.32x
9.	AMC Theatres	5	251,166	57,243	1.1 %	3,541	0.9 %	2.17x
10.	Pizza Hut	40	167,366	45,285	0.9 %	3,429	0.9 %	2.41x
11.	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,279	0.9 %	4.94x
12.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.9 %	7.16x
13.	Fleet Farm	1	218,248	37,802	0.7 %	2,782	0.7 %	3.11x
14.	Crème de la Crème	4	81,929	29,131	0.6 %	2,429	0.6 %	0.95x
15.	Big Al's	2	111,912	35,214	0.7 %	2,336	0.6 %	1.30x
16.	Martin's	16	81,909	31,144	0.6 %	2,252	0.6 %	1.91x
17.	B&B Theatres	4	261,300	37,619	0.7 %	2,234	0.6 %	1.59x
18.	Mister Car Wash	5	41,456	28,658	0.6 %	2,214	0.6 %	2.87x
19.	Burger King	20	94,949	32,532	0.6 %	2,049	0.5 %	2.79x
20.	Popeye's	20	45,708	28,434	0.6 %	2,047	0.5 %	4.75x
21.	Regal Cinemas	5	223,846	34,953	0.7 %	1,958	0.5 %	2.56x
22.	Courthouse Athletic Club	4	193,659	39,688	0.8 %	1,906	0.5 %	1.20x
23.	Arby's	19	57,868	29,234	0.6 %	1,761	0.5 %	3.68x
24.	Hardee's	15	49,958	24,919	0.5 %	1,724	0.5 %	2.03x
25.	Pike Nursery	5	56,065	16,192	0.3 %	1,703	0.5 %	1.79x
26.	Other [2]	286	4,427,431	759,294	15.1 %	48,768	13.1 %	3.99x
	Total	749	13,384,219	$ 5,049,288	100.0 %	$ 374,941	100.0 %	2.37x


2215 D & B Drive
Marietta, GA
DAVE & BUSTER'S

(1) Rent coverage information provided by tenant is for all 175 sites on a consolidated basis and is as of March 31, 2024.
(2) Consists of 112 distinct brands with an average investment of $2,655 per property.

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22

Net Lease Portfolio by Industry

SERVICE PROPERTIES TRUST

As of March 31, 2024
(dollars in thousands)

	Industry	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Rent Coverage
1.	Travel Centers	178	5,099,794	$ 3,311,787	65.5%	$ 257,281	68.5%	1.79x (1)
2.	Restaurants - Quick Service	211	705,566	285,625	5.6%	19,521	5.2%	3.20x
3.	Restaurants - Casual Dining	53	494,410	186,183	3.7%	11,824	3.2%	3.05x
4.	Health and Fitness	13	873,258	186,365	3.7%	11,168	3.0%	1.70x
5.	Home Goods and Leisure	20	700,906	121,128	2.4%	10,649	2.8%	4.90x
6.	Medical, Dental Office	71	410,171	116,991	2.3%	9,560	2.5%	3.54x
7.	Grocery Stores	19	1,020,819	129,152	2.6%	9,235	2.5%	3.82x
8.	Movie Theaters	15	785,344	139,565	2.8%	8,334	2.2%	2.28x
9.	Automotive Equipment and Services	64	463,492	107,054	2.1%	7,745	2.1%	4.17x
10.	Automotive Dealers	8	177,433	62,656	1.2%	4,964	1.3%	6.28x
11.	Educational Services	8	213,755	54,759	1.1%	4,356	1.2%	1.44x
12.	Entertainment	4	199,853	61,436	1.2%	4,347	1.2%	2.87x
13.	General Merchandise Stores	4	381,193	55,457	1.1%	3,928	1.0%	3.71x
14.	Building Materials	29	465,283	33,747	0.7%	2,853	0.8%	6.72x
15.	Car Washes	6	50,831	30,798	0.6%	2,367	0.6%	2.87x
16.	Miscellaneous Manufacturing	5	538,932	24,156	0.5%	1,702	0.5%	13.76x
17.	Drug Stores and Pharmacies	6	58,048	17,111	0.3%	1,122	0.3%	1.15x
18.	Legal Services	5	25,429	11,362	0.2%	1,075	0.3%	5.23x
19.	Sporting Goods	3	120,847	17,742	0.4%	718	0.2%	3.57x
20.	Dollar Stores	3	27,593	2,971	0.1%	189	0.1%	2.21x
21.	Other (2)	4	101,423	14,296	0.3%	2,003	0.5%	6.42x
22.	Vacant	20	469,839	78,947	1.6%	–	–%	–x
	Total	749	13,384,219	$ 5,049,288	100.0%	$ 374,941	100.0%	2.37x


2942 Carlson Drive
Hammond, IN
BUFFALO WILD WINGS

(1) Rent coverage for TA is as of March 31, 2024.
(2) Consists of miscellaneous businesses with an average investment of $3,574 per property.

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23

Net Lease Portfolio by Tenant (Top 10)

SERVICE PROPERTIES TRUST

As of March 31, 2024
(dollars in thousands)

	Tenant	Brand Affiliation	No. of Properties	Square Feet	Investment	Percent of Total Investment	Annualized Minimum Rent	Percent of Total Annualized Minimum Rent	Weighted Average Lease Term	Rent Coverage
1.	TravelCenters of America Inc.[1]	TravelCenters of America / Petro Stopping Centers	175	5,051,725	$ 3,270,106	64.8 %	$ 254,000	67.7 %	9.1	1.75x
2.	Universal Pool Co., Inc.	The Great Escape	14	542,666	98,242	1.9 %	7,711	2.1 %	3.4	6.20x
3.	Healthy Way of Life II, LLC	Life Time Fitness	3	420,335	92,617	1.8 %	5,770	1.5 %	11.3	2.35x
4.	Styx Acquisition, LLC	Buehler's Fresh Foods	5	502,727	76,469	1.5 %	5,657	1.5 %	11.6	3.25x
5.	Professional Resource Development, Inc.	Heartland Dental	59	234,274	61,120	1.2 %	4,699	1.3 %	2.0	4.41x
6.	Norms Restaurants, LLC	Norms	10	63,490	53,673	1.1 %	3,759	1.0 %	21.3	3.40x
7.	Express Oil Change, L.L.C.	Express Oil Change	23	83,825	49,724	1.0 %	3,717	1.0 %	11.0	4.32x
8.	American Multi-Cinema, Inc.	AMC Theatres	5	251,166	57,243	1.1 %	3,541	0.9 %	3.6	2.17x
9.	Pilot Travel Centers LLC	Flying J Travel Plaza	3	48,069	41,681	0.8 %	3,279	0.9 %	4.7	4.94x
10.	Automotive Remarketing Group, Inc.	America's Auto Auction	6	72,338	38,314	0.8 %	3,216	0.9 %	11.1	7.16x
	Sub-total, Top 10		303	7,270,615	3,839,189	76.0 %	295,349	78.8 %	9.0	2.10x
11.	Other[2]	Various	446	6,113,604	1,210,099	24.0 %	79,592	21.2 %	7.3	3.35x
	Total		749	13,384,219	$ 5,049,288	100.0 %	$ 374,941	100.0 %	8.7	2.37x

(1) TA is SVC's largest tenant. As of March 31, 2024, SVC leased 175 travel centers (131 under the TravelCenters of America brand and 44 under the Petro Stopping Centers brand) to a subsidiary of TA under five master leases that expire in 2033. TA has five renewal options for 10 years each for all of the travel centers under each lease. BP Corporation North America Inc. guarantees payment under each of the five master leases. The aggregate guaranty as of March 31, 2024 was $3,037,475. Annualized minimum rent excludes the impact of rents prepaid by TA. Rent coverage was 1.66x, 1.71x, 1.84x, 1.89x and 1.67x, for the TA leases no. 1, no. 2, no. 3, no. 4 and no. 5, respectively. Rent coverage is as of March 31, 2024.

(2) Consists of 167 tenants with an average investment of $2,713 per property and an average annual minimum rent of $178 per property.

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24

25RETURN TO TABLE OF CONTENTS Year (1) Number of Properties Square Feet Annualized Minimum Rent Expiring Percent of Total Annualized Minimum Rent Expiring Cumulative Percent of Total Annualized Minimum Rent Expiring 2024 33 450,219 $ 4,823 1.3% 1.3% 2025 25 442,306 8,549 2.3% 3.6% 2026 111 1,055,461 11,638 3.1% 6.7% 2027 37 942,288 12,582 3.4% 10.1% 2028 26 672,496 10,943 2.9% 13.0% 2029 59 383,243 7,935 2.1% 15.1% 2030 33 157,770 4,835 1.3% 16.4% 2031 20 357,433 4,597 1.2% 17.6% 2032 35 145,509 2,853 0.8% 18.4% 2033 212 5,342,487 259,892 69.4% 87.8% 2034 17 308,491 5,272 1.4% 89.2% 2035 44 1,152,479 19,071 5.1% 94.3% 2036 14 303,206 5,511 1.5% 95.8% 2037 7 296,403 2,711 0.7% 96.5% 2038 7 66,700 1,255 0.3% 96.8% 2039 10 140,780 3,412 0.9% 97.7% 2040 18 115,142 2,406 0.6% 98.3% 2041 6 216,040 2,225 0.6% 98.9% 2042 — — — —% 98.9% 2043 1 57,543 155 —% 98.9% 2044 3 126,116 353 0.1% 99.0% 2045 11 154,966 3,923 1.0% 100.0% Total 729 12,887,078 $ 374,941 100.0% Weighted Average Lease Term 8.1 years 8.7 years (1) The year of lease expiration is pursuant to contract terms. Net Lease Portfolio - Expiration Schedule As of March 31, 2024 (dollars in thousands) 3101 Coors Boulevard NW Albuquerque, NM

26RETURN TO TABLE OF CONTENTS As of and For the Three Months Ended 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Properties (end of period) 749 752 761 763 765 Vacant properties beginning of period 22 32 30 27 23 Vacant property sales / leased (3) (12) (2) (2) (1) Lease terminations 1 2 4 5 5 Vacant properties end of the period 20 22 32 30 27 Percentage of properties leased 97.3% 97.1% 95.8% 96.1% 96.5 % Net Lease Portfolio - Occupancy Summary As of March 31, 2024 5000 E Dry Creek Road Centennial, CO

27RETURN TO TABLE OF CONTENTS Appendix

Company Profile and Research Coverage

The Company:

SVC is a REIT that owns hotels and service-focused retail net lease properties throughout the United States and in Puerto Rico and Canada. SVC is included in 155 market indices and comprises more than 1% of the following indices as of March 31, 2024: Global High Dividend REITs and Infrastructure Price Return Index (GHDRIP), Bloomberg Reit Hotels Index (BBREHOTL), Invesco S&P SmallCap Financials ETF INAV Index (PSCFIV) and Hoya Capital High Dividend Yield Index (GTR) (RIET).

Management:

SVC is managed by The RMR Group (Nasdaq: RMR). RMR is an alternative asset management company that is focused on commercial real estate and related businesses. As of March 31, 2024, RMR had over $41 billion of real estate assets under management and the combined RMR managed companies had more than $5 billion of annual revenues, approximately 2,100 properties and over 20,000 employees. SVC believes that being managed by RMR is a competitive advantage for SVC because of RMR's depth of management and experience in the real estate industry. SVC also believes RMR provides management services to it at costs that are lower than SVC would have to pay for similar quality services if SVC were self-managed.

Equity Research Coverage

B. Riley Securities, Inc.
Bryan Maher
(646) 885-5423
bmaher@brileyfin.com

HSBC
Meredith Jensen
(212) 525-6858
meredith.jensen@us.hsbc.com

Oppenheimer & Co. Inc.
Tyler Batory
(212) 667-7230
tyler.batory@opco.com

Wells Fargo Securities
Dori Kesten
(617) 603-4233
dori.kesten@wellsfargo.com

Rating Agencies and Issuer Ratings

Moody's Investors Service
Misbah Seyal
(212) 553-9357
misbah.seyal@moodys.com
B2 (Outlook: Negative)/B1*

*B1 rating assigned to guaranteed senior secured and unsecured notes.

S&P Global
Alan Zigman
(416) 507-2556
alan.zigman@spglobal.com
B+ (Outlook: Stable)/BB*

*BB rating assigned to guaranteed senior secured and unsecured notes.

SVC is followed by the analysts and its publicly held debt is rated by the rating agencies listed on this page. Please note that any opinions, estimates or forecasts regarding SVC's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SVC or its management. SVC does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

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28

29RETURN TO TABLE OF CONTENTS Board of Trustees Laurie B. Burns Robert E. Cramer Donna D. Fraiche Independent Trustee Independent Trustee Lead Independent Trustee John L. Harrington William A. Lamkin John G. Murray Independent Trustee Independent Trustee Managing Trustee Rajan C. Penkar Adam D. Portnoy Independent Trustee Chair of the Board & Managing Trustee Executive Officers Todd W. Hargreaves Brian E. Donley President and Chief Investment Officer Chief Financial Officer and Treasurer Governance Information Sonesta Irvine Orange County Airport Irvine, CA

30RETURN TO TABLE OF CONTENTS For the Three Months Ended 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Net (loss) income $ (78,383) $ (43,323) $ (4,128) $ (11,278) $ 25,950 Add (Less): Depreciation and amortization 93,107 94,952 94,498 94,571 100,039 Loss on asset impairment, net (5) 2,451 27 512 9,005 — Loss (gain) on sale of real estate, net (6) 2,963 (1,280) (123) 62 (41,898) Loss (gain) on equity securities, net — — — 593 (49,430) Adjustments to reflect SVC's share of FFO attributable to an investee 966 940 972 798 1,233 FFO 21,104 51,316 91,731 93,751 35,894 Add (Less): Loss on early extinguishment of debt (7) — 1,242 — 238 44 Adjustments to reflect SVC's share of Normalized FFO attributable to an investee 2 1,034 263 207 321 Transaction related costs (4) — (3,556) 115 931 887 Normalized FFO $ 21,106 $ 50,036 $ 92,109 $ 95,127 $ 37,146 Weighted average common shares outstanding (basic and diluted) 165,158 165,154 165,027 164,902 164,867 Basic and diluted per common share amounts: Net (loss) income $ (0.48) $ (0.26) $ (0.03) $ (0.07) $ 0.16 FFO $ 0.13 $ 0.31 $ 0.56 $ 0.57 $ 0.22 Normalized FFO $ 0.13 $ 0.30 $ 0.56 $ 0.58 $ 0.23 Calculation of FFO and Normalized FFO (amounts in thousands, except per share data) See accompanying notes on page 34.

31RETURN TO TABLE OF CONTENTS For the Three Months Ended 3/31/2024 12/31/2023 9/30/2023 6/30/2023 3/31/2023 Net (loss) income $ (78,383) $ (43,323) $ (4,128) $ (11,278) $ 25,950 Add (Less): Interest expense 91,414 89,979 82,280 82,503 81,580 Income tax expense (benefit) 1,007 (723) (2,242) 5,247 (3,780) Depreciation and amortization 93,107 94,952 94,498 94,571 100,039 EBITDA 107,145 140,885 170,408 171,043 203,789 Add (Less): Loss on asset impairment, net (5) 2,451 27 512 9,005 — Loss (gain) on sale of real estate, net (6) 2,963 (1,280) (123) 62 (41,898) Adjustments to reflect SVC's share of EBITDAre attributable to an investee 2,556 2,315 2,707 2,275 2,614 EBITDAre 115,115 141,947 173,504 182,385 164,505 Add (Less): Loss (gain) on equity securities, net — — — 593 (49,430) Loss on early extinguishment of debt (7) — 1,242 — 238 44 Adjustments to reflect SVC's share of Adjusted EBITDAre attributable to an investee 2 1,034 263 207 321 Transaction related costs (4) — (3,556) 115 931 887 General and administrative expense paid in common shares 431 487 1,446 970 514 Adjusted EBITDAre $ 115,548 $ 141,154 $ 175,328 $ 185,324 $ 116,841 Calculation of EBITDA, EBITDAre and Adjusted EBITDAre (dollars in thousands) See accompanying notes on page 34.

Calculation and Reconciliation of Hotel EBITDA - Comparable Hotels

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Number of hotels	218	218	218	218	218
Room revenues	$ 262,854	$ 269,113	$ 324,338	$ 328,006	$ 267,746
Food and beverage revenues	44,536	48,284	43,333	52,567	41,909
Other revenues	18,683	18,945	22,838	21,823	17,036
Hotel operating revenues - comparable hotels	326,073	336,342	390,509	402,396	326,691
Rooms expenses	88,930	90,787	103,135	100,312	88,182
Food and beverage expenses	37,083	37,788	35,953	38,964	34,337
Other direct and indirect expenses	127,047	121,842	131,999	127,108	124,431
Management fees	12,483	12,809	15,051	15,342	12,636
Real estate taxes, insurance and other	33,338	29,713	25,912	25,311	30,111
FF&E Reserves	1,082	981	1,689	1,710	1,539
Hotel operating expenses - comparable hotels	299,963	293,920	313,739	308,747	291,236
Hotel EBITDA	$ 26,110	$ 42,422	$ 76,770	$ 93,649	$ 35,455
Hotel EBITDA Margin	8.0 %	12.6 %	19.7 %	23.3 %	10.9 %
Hotel operating revenues (GAAP) [1]	$ 336,236	$ 343,385	$ 395,526	$ 404,327	$ 334,796
Add (Less):					
Hotel operating revenues from non-comparable hotels	(10,163)	(7,043)	(5,017)	(1,931)	(8,105)
Hotel operating revenues - comparable hotels	$ 326,073	$ 336,342	$ 390,509	$ 402,396	$ 326,691
Hotel operating expenses (GAAP) [1]	$ 305,086	$ 297,488	$ 317,752	$ 309,100	$ 299,566
Add (Less):					
Hotel operating expenses from non-comparable hotels	(7,348)	(5,820)	(6,263)	(2,409)	(10,825)
Reduction for security deposit and guaranty fundings, net [3]	522	650	(140)	(195)	335
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	–	–	80	(80)	–
FF&E Reserves from managed hotel operations	1,082	981	1,689	1,710	1,539
Other [8]	621	621	621	621	621
Hotel operating expenses - comparable hotels	$ 299,963	$ 293,920	$ 313,739	$ 308,747	$ 291,236

See accompanying notes on page 34.

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32

Calculation and Reconciliation of Hotel EBITDA - All Hotels*

SERVICE PROPERTIES TRUST

(dollars in thousands)

	For the Three Months Ended				
	3/31/2024	12/31/2023	9/30/2023	6/30/2023	3/31/2023
Number of hotels	220	221	221	221	220
Room revenues	$ 269,926	$ 273,869	$ 327,688	$ 329,484	$ 275,267
Food and beverage revenues	46,563	49,878	44,279	52,837	42,245
Other revenues	19,747	19,638	23,559	22,006	17,284
Hotel operating revenues	336,236	343,385	395,526	404,327	334,796
Rooms expenses	90,806	92,477	104,550	100,935	91,300
Food and beverage expenses	38,513	39,095	36,997	39,282	34,750
Other direct and indirect expenses	127,578	121,289	132,254	126,360	128,202
Management fees	12,294	12,583	14,611	14,855	12,143
Real estate taxes, insurance and other	37,038	33,315	29,900	28,014	34,128
FF&E Reserves	1,092	992	1,719	1,737	1,992
Hotel operating expenses	307,321	299,751	320,031	311,183	302,515
Hotel EBITDA	$ 28,915	$ 43,634	$ 75,495	$ 93,144	$ 32,281
Hotel EBITDA Margin	8.6 %	12.7 %	19.1 %	23.0 %	9.6 %
Hotel operating expenses (GAAP) (1)	$ 305,086	$ 297,488	$ 317,752	$ 309,100	$ 299,566
Add (Less):					
Reduction for security deposit and guaranty fundings, net (3)	522	650	(140)	(195)	335
Management and incentive management fees paid from cash flows in excess of minimum returns and rents	–	–	80	(80)	–
FF&E Reserves from managed hotel operations	1,092	992	1,718	1,737	1,993
Other (8)	621	621	621	621	621
Hotel operating expenses	$ 307,321	$ 299,751	$ 320,031	$ 311,183	$ 302,515

* Results of all hotels as owned during the periods presented, including the results of hotels sold by SVC for the periods owned by SVC.

See accompanying notes on page 34.

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34RETURN TO TABLE OF CONTENTS Notes to Condensed Consolidated Statements of Income (Loss) and Calculations of FFO, Normalized FFO, EBITDA, EBITDAre, Adjusted EBITDAre and Hotel EBITDA (dollars in thousands) (1) As of March 31, 2024, SVC owned 220 hotels. SVC's condensed consolidated statements of income (loss) include hotel operating revenues and expenses of its managed hotels. (2) SVC increased rental income by $5,768 and reduced rental income by $2,448 for the three months ended March 31, 2024 and 2023, respectively, to record scheduled rent changes under certain of its leases on a straight line basis. (3) When managers of SVC's hotels are required to fund the shortfalls of owner's priority return under the terms of the management agreements or their guarantees, SVC reflects such fundings in its condensed consolidated statements of income (loss) as a reduction of hotel operating expenses. When these shortfalls are replenished by cash flows from the applicable hotel operations in excess of the owner's priority return due, SVC reflects such replenishment in its condensed consolidated statements of income (loss) as an increase to hotel operating expenses. The net decrease to hotel operating expenses was $522 and $335 for the three months ended March 31, 2024 and 2023, respectively. (4) Transaction related costs for the three months ended March 31, 2023 of $887 primarily consisted of costs related to potential acquisitions. (5) SVC recorded a loss on asset impairment for the three months ended March 31, 2024 of $2,451 to reduce the carrying value of five net lease properties to their estimated fair value less costs to sell. (6) SVC recorded a net loss on sale of real estate during the three months ended March 31, 2024 of $2,963 in connection with the sales of one hotel and three net lease properties. SVC recorded a net gain on sale of real estate during the three months ended March 31, 2023 of $41,898 in connection with the sale of 18 hotels. (7) SVC recorded a loss on early extinguishment of debt during the three months ended March 31, 2023 of $44 in connection with the write off of deferred financing costs relating to its repayment of $500,000 of unsecured senior notes. (8) SVC is amortizing a liability it recorded for the fair value of its initial investment in Sonesta as a reduction to hotel operating expenses in the condensed consolidated statements of income (loss). SVC reduced hotel operating expenses by $621 for each of the three months ended March 31, 2024 and 2023 related to this liability.

Non-GAAP Financial Measures and Certain Definitions

SERVICE PROPERTIES TRUST

Non-GAAP Financial Measures

SVC presents certain "non-GAAP financial measures" within the meaning of the applicable Securities and Exchange Commission, or SEC, rules, including FFO, Normalized FFO, EBITDA, Hotel EBITDA, EBITDA*re* and Adjusted EBITDA*re*. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of SVC's operating performance or as measures of its liquidity. These measures should be considered in conjunction with net income (loss) as presented in SVC's condensed consolidated statements of income (loss). SVC considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss). SVC believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of its operating performance between periods and with other REITs and, in the case of Hotel EBITDA, reflecting only those income and expense items that are generated and incurred at the hotel level may help both investors and management to understand the operations of its hotels.

FFO and Normalized FFO: SVC calculates funds from operations, or FFO, and normalized funds from operations, or Normalized FFO, as shown on page 30. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss), calculated in accordance with GAAP, excluding any gain or loss on sale of real estate and loss on impairment of real estate assets, if any, plus real estate depreciation and amortization, less any gains and losses on equity securities, as well as adjustments to reflect SVC's share of FFO attributable to an investee and certain other adjustments currently not applicable to SVC. In calculating Normalized FFO, SVC adjusts for the items shown on page 30. FFO and Normalized FFO are among the factors considered by SVC's Board of Trustees when determining the amount of distributions to SVC's shareholders. Other factors include, but are not limited to, requirements to satisfy its REIT distribution requirements, the availability to SVC of debt and equity capital, SVC's distribution rate as a percentage of the trading price of its common shares, or dividend yield, and to the dividend yield of other REITs, SVC's expectation of its future capital requirements and operating performance and its expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than SVC does.

EBITDA, EBITDA*re* and Adjusted EBITDA*re*: SVC calculates earnings before interest, taxes, depreciation and amortization, or EBITDA, EBITDA for real estate, or EBITDA*re*, and Adjusted EBITDA*re* as shown on page 31. EBITDA*re* is calculated on the basis defined by Nareit, which is EBITDA, excluding gains and losses on the sale of real estate, loss on impairment of real estate assets, if any, and adjustments to reflect SVC's share of EBITDA*re* attributable to an investee. In calculating Adjusted EBITDA*re*, SVC adjusts for the items shown on page 31. Other real estate companies and REITs may calculate EBITDA, EBITDA*re* and Adjusted EBITDA*re* differently than SVC does.

Hotel EBITDA: SVC calculates Hotel EBITDA as hotel operating revenues less hotel operating expenses of all managed and leased hotels, prior to any adjustments required for presentation in its condensed consolidated statements of income (loss) in accordance with GAAP. SVC believes that Hotel EBITDA provides useful information to management and investors as a key measure of the profitability of its hotel operations.

Other Definitions

Adjusted Total Assets and Total Unencumbered Assets: Adjusted total assets and total unencumbered assets include the original cost of real estate assets calculated in accordance with GAAP, before impairment write-downs, if any, and exclude depreciation and amortization, accounts receivable and intangible assets.

Annualized Dividend Yield: Annualized dividend yield is the annualized dividend paid during the period divided by the closing price of SVC's common shares at the end of the period.

Annualized Minimum Rent: Generally, SVC's lease agreements with its net lease tenants require payment of minimum rent to SVC. Certain of these minimum rent payment amounts are secured by full or limited guarantees. Annualized minimum rent represents cash amounts and excludes adjustments, if any, necessary to record scheduled rent changes on a straight line basis or any expense reimbursements. Annualized minimum rent for TA excludes the impact of rents prepaid by TA.

Average Daily Rate: ADR represents rooms revenue divided by the total number of room nights sold in a given period. ADR provides useful insight on pricing at SVC's hotels and is a measure widely used in the hotel industry.

Chain Scale: As characterized by STR Global Limited, a data benchmark and analytics provider for the lodging industry.

Comparable Hotels Data: SVC presents RevPAR, ADR and occupancy for the periods presented on a comparable basis to facilitate comparisons between periods. SVC defines comparable hotels as those that it owned on March 31, 2024 and were open and operating for the entirety of the periods being compared. For the periods presented, SVC's comparable results exclude two hotels. One of the hotels was not owned for the entirety of the periods and the other suspended operations during part of the periods presented.

Consolidated Income Available for Debt Service: Consolidated income available for debt service, as defined in SVC's debt agreements, is earnings from operations excluding interest expense, gains and losses on equity securities, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of property and amortization of deferred charges.

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36RETURN TO TABLE OF CONTENTS Debt: Debt amounts reflect the principal balance as of the date reported. Net debt means total debt less unrestricted cash and cash equivalents as of the date reported. Earnings and Adjustments Attributable to an Investee: Represents SVC's proportionate share from its equity investment in Sonesta Holdco Corporation and its subsidiaries, or Sonesta. FF&E Reserves: FF&E Reserves, or FF&E Reserves from managed hotel operations, represent various percentages of total sales at certain of SVC's hotels that are escrowed as reserves for future renovations or refurbishments, or FF&E Reserve escrows. SVC owns all the FF&E Reserve escrows for its hotels. FF&E Reserve Deposits Not Funded by Hotel Operations: The operating agreements for SVC's hotels generally provide that, if necessary, SVC will provide FF&E funding in excess of escrowed reserves. To the extent SVC makes such fundings, its contractual owner's priority returns or rents generally increase by a percentage of the amounts it funds. General and Administrative Expense Paid in Common Shares: Amounts represent the equity compensation for SVC’s Trustees, officers and certain other officers and employees of RMR. Gross Book Value of Real Estate Assets: Gross book value of real estate assets is real estate properties at cost plus acquisition related costs, if any, before purchase price allocations, less impairment write-downs, if any. Hotel EBITDA Margin: Hotel EBITDA as a percentage of hotel operating revenues. Investment: SVC defines hotel investment as historical cost of its properties plus capital improvements funded by it less impairment write-downs, if any, and excludes capital improvements made from FF&E Reserves funded from hotel operations that do not result in increases in owner’s priority return or rents. SVC defines net lease investment as historical cost of its properties plus capital improvements funded by SVC less impairment write-downs, if any. Gain (Loss) on Equity Securities, Net: Gain or loss on equity securities, net represents the adjustment required to adjust the carrying value of SVC's former investment in shares of TA common stock to its fair value. Occupancy: Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels, and represents occupied properties as of the end of the period shown for net lease properties. Occupancy is an important measure of the utilization rate and demand of SVC's properties. Owner's Priority Return: Each of its management agreements or leases with hotel operators provides for payment to SVC of an annual owner’s priority return or minimum rent, respectively. Certain of these minimum payment amounts are secured by full or limited guarantees. In addition, certain of its hotel management agreements provide for payment to SVC of additional amounts to the extent of available cash flows as defined in the management agreement. Payments of these additional amounts are not guaranteed. Rent Coverage: SVC defines rent coverage as earnings before interest, taxes, depreciation, amortization and rent, or EBITDAR, divided by the annual minimum rent due to SVC weighted by the minimum rent of the property to total minimum rents of the net lease portfolio. Tenants with no minimum rent required under the lease are excluded. EBITDAR amounts used to determine rent coverage are generally for the latest twelve month period, based on the most recent operating information, if any, furnished by the tenant. Operating statements furnished by the tenant often are unaudited and, in certain cases, may not have been prepared in accordance with GAAP and are not independently verified by SVC. In instances where SVC does not have tenant financial information, it calculates an implied coverage ratio for the period based on other tenants with available financial statements operating the same brand or within the same industry. As a result, SVC believes using this implied coverage metric provides a more reasonable estimated representation of recent operating results and the financial condition for those tenants. Revenue per Available Room: RevPAR represents rooms revenue divided by the total number of room nights available to guests for a given period. RevPAR is an industry metric correlated to occupancy and ADR and helps measure revenue performance over comparable periods. SOFR: SOFR is the secured overnight financing rate. Total Gross Assets: Total gross assets is total assets plus accumulated depreciation. Non-GAAP Financial Measures and Certain Definitions (Continued)

37RETURN TO TABLE OF CONTENTS This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws that are subject to risks and uncertainties. These statements may include words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions. These forward-looking statements include, among others, statements about: SVC’s ongoing renovation program; SVC's renovation activity and non-strategic hotel dispositions positioning its lodging portfolio for long-term success; and the amount and timing of future distributions. Forward-looking statements reflect management's current expectations, are based on judgments and assumptions, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause SVC's actual results, performance or achievements to differ materially from expected future results, performance or achievements expressed or implied in those forward-looking statements. Some of the risks, uncertainties and other factors that may cause SVC's actual results, performance or achievements to differ materially from those expressed or implied by forward-looking statements include, but are not limited to, the following: the ability of Sonesta to successfully operate the hotels it manages for SVC; SVC's ability and the ability of SVC's managers and tenants to operate under unfavorable market and commercial real estate industry conditions due to, among other things, high interest rates, prolonged high inflation, labor market challenges, supply chain disruptions, volatility in the public equity and debt markets, pandemics, geopolitical instability and tensions, economic downturns or a possible recession or changes in real estate utilization; if and when business transient hotel business will return to historical levels and whether any improved hotel industry conditions will continue, increase or be sustained; whether and the extent to which SVC's managers and tenants will pay the contractual amounts of returns, rents or other obligations due to SVC; competition within the commercial real estate, hotel, transportation and travel center and other industries in which SVC's managers and tenants operate, particularly in those markets in which SVC's properties are located; SVC's ability to repay or refinance its debts as they mature or otherwise become due; SVC's ability to maintain sufficient liquidity, including the availability of borrowings under its revolving credit facility; SVC's ability to pay interest on and principal of its debt; SVC's ability to acquire properties that realize its targeted returns; SVC's ability to sell properties at prices it targets; SVC's ability to raise or appropriately balance the use of debt or equity capital; potential defaults under SVC's management agreements and leases by its managers and tenants; SVC's ability to increase hotel room rates and rents at its net leased properties as SVC's leases expire in excess of its operating expenses and to grow its business; SVC's ability to increase and maintain hotel room and net lease property occupancy at its properties; SVC's ability to pay distributions to its shareholders and to increase or sustain the amount of such distributions; SVC's ability to make cost-effective improvements to SVC's properties that enhance their appeal to hotel guests and net lease tenants; SVC’s ability to engage and retain qualified managers and tenants for its hotels and net lease properties on satisfactory terms; SVC's ability to diversify its sources of rents and returns that improve the security of its cash flows; SVC's credit ratings; the ability of SVC's manager, The RMR Group LLC, or RMR, to successfully manage SVC; actual and potential conflicts of interest with SVC's related parties, including its Managing Trustees, Sonesta, RMR and others affiliated with them; SVC's ability to realize benefits from the scale, geographic diversity, strategic locations and variety of service levels of its hotels; limitations imposed by, and SVC's ability to satisfy, complex rules to maintain its qualification for taxation as a REIT for U.S. federal income tax purposes; compliance with, and changes to, federal, state and local laws and regulations, accounting rules, tax laws and similar matters; acts of terrorism, outbreaks of pandemics or other public health safety events or conditions, war or other hostilities, global climate change or other man-made or natural disasters beyond its control; and other matters. These risks, uncertainties and other factors are not exhaustive and should be read in conjunction with other cautionary statements that are included in SVC's periodic filings. The information contained in SVC's filings with the SEC, including under the caption "Risk Factors" in SVC's periodic reports, or incorporated therein, identifies important factors that could cause differences from SVC's forward-looking statements in this presentation. SVC's filings with the SEC are available on the SEC's website at www.sec.gov. You should not place undue reliance upon SVC's forward-looking statements. Except as required by law, SVC does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise. Warning Concerning Forward-Looking Statements